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                                                                     Exhibit 5.1


                   [Letterhead of Simpson, Thacher & Bartlett]



                                                                October 15, 1997


Patina Oil & Gas Corporation
1625 Broadway
Denver, Colorado 80202

Dear Sirs:

           We have acted as special counsel to Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), in connection with the proposed sale of up to 1,725,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company, all of such shares to be sold by a single stockholder of the Company, as described in the Registration Statement on Form S-3 (the "Abbreviated Registration Statement") filed by the Company today with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are to be purchased by certain underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-32671, which was declared effective on October 14, 1997 (the "Initial Registration Statement"), pursuant to the terms of an underwriting agreement, the form of which has been filed as an exhibit to the Initial Registration Statement and is incorporated by reference as an Exhibit to the Abbreviated Registration Statement.
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Patina Oil & Gas Corporation      -2-                   October 15, 1997



           We have examined, and have relied upon as to matters of fact, such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

           Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and have been validly issued and are fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Initial Registration Statement incorporated by reference into the Abbreviated Registration Statement.

                                                 Very truly yours,

                                                 /s/ Simpson Thacher & Bartlett

                                                 SIMPSON THACHER & BARTLETT